                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated February 17, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Sun Life Assurance Company of Canada (U.S.), a Delaware life insurance company and Clarendon Insurance Agency, Inc. a Massachusetts corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                                       SCHEDULE A

----------------------------------------------------------------------------------------------------------------------------
    FUNDS AVAILABLE UNDER THE                     SEPARATE ACCOUNTS                   CONTRACTS FUNDED BY THE SEPARATE
           POLICIES                              UTILIZING THE FUNDS                              ACCOUNTS
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund              Sun Life of Canada (U.S.)        -  FUTURITY VARIABLE ANNUITY CONTRACT
AIM V.I. Growth Fund                            Variable Account F               -  FUTURITY II VARIABLE ANNUITY CONTRACT
AIM V.I. Growth and Income Fund                                                  -  FUTURITY FOCUS VARIABLE ANNUITY CONTRACT
AIM V.I. International Equity Fund
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund              Sun Life of Canada (U.S.)           FUTURITY VARIABLE UNIVERSAL LIFE
AIM V.I. Growth Fund                            Variable Account I                  INSURANCE POLICIES
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund              Sun Life of Canada (U.S.)           SUN LIFE CORPORATE
AIM V.I. Value Fund                             Variable Account G                  VARIABLE UNIVERSAL LIFE
                                                                                    INSURANCE POLICIES
----------------------------------------------------------------------------------------------------------------------------


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: March 15, 1999

                                     AIM VARIABLE INSURANCE FUNDS, INC.



Attest:                              By:
       ---------------------------      ----------------------------------------
Name:  Nancy L. Martin               Name:  Robert H. Graham
Title: Assistant Secretary           Title: President


(SEAL)


                                     A I M DISTRIBUTORS, INC.


Attest:                              By:
       ---------------------------      ----------------------------------------
Name:  Nancy L. Martin               Name:  Michael J. Cemo
Title: Assistant Secretary           Title: President


(SEAL)

                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



Attest:                              By:
       ---------------------------      ----------------------------------------
Name:  Maura A. Murphy               Name:  Robert K. Leach
Title: Secretary                     Title: Vice President, Retirement Products
                                            and Services Division


(SEAL)


                                     CLARENDON INSURANCE AGENCY, INC.



Attest:                              By:
       ---------------------------      ----------------------------------------
Name:  Maura A. Murphy               Name:  Jane M. Mancini
Title: Secretary                     Title: President


(SEAL)